                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Energy West, Incorporated

We consent to the incorporation by reference in this Registration Statement on
Form S-8 pertaining to the Energy West, Incorporated 2002 Stock Option Plan of
our report dated December 16, 2004, (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Company's restatement described in Note 15), appearing in the Annual Report on Form 10-K of Energy West, Incorporated for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 1, 2005